DST SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2014 FINANCIAL RESULTS

Board Authorizes New $250 Million Share Repurchase Plan and
Declares Quarterly Cash Dividend

KANSAS CITY, MO (January 29, 2015) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $255.1 million ($6.65 per diluted share) for the fourth quarter 2014 compared to $84.0 million ($1.97 per diluted share) for the fourth quarter 2013. Consolidated net income for the year ended December 31, 2014 was $593.3 million ($14.66 per diluted share) compared to $352.6 million ($8.00 per diluted share) for the year ended December 31, 2013.

Taking into account certain non-GAAP adjustments, consolidated net income was $66.4 million ($1.73 per diluted share) for fourth quarter 2014 compared to $57.0 million ($1.34 per diluted share) for fourth quarter 2013, and $224.6 million ($5.55 per diluted share) for the year ended December 31, 2014 compared to $201.1 million ($4.57 per diluted share) for the year ended December 31, 2013.

“Every group in the DST enterprise contributed to the success of our Company in 2014 which is evidenced by our strong growth in operating revenues, operating income and EPS,” said Steve Hooley, Chairman, CEO and President of DST.  “We have made several organizational changes to consolidate and centralize certain functions within our business and these changes have helped us gain more consistency and efficiency in supporting our customers. I believe the combination of our people, our solutions and our industry expertise will provide us with continued new opportunities for our business in 2015 and beyond.”

Consolidated Financial Highlights

Operating Results

Fourth quarter 2014 diluted earnings per share of $1.73 increased $0.39 or 29.1% from fourth quarter 2013, taking into account non-GAAP adjustments, principally from the following:

•	Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $16.6 million or 3.3% to $516.7 million, as compared to fourth quarter 2013.

•	Consolidated income from operations increased $4.9 million or 5.5% to $93.5 million, as compared to fourth quarter 2013.

•	Equity in earnings of unconsolidated affiliates increased $6.1 million to $10.2 million, as compared to fourth quarter 2013.

•
The tax rate for fourth quarter 2014 was 33.3%, a decrease as compared to 38.2% in fourth quarter 2013, primarily due to an increase in the proportion of earnings related to international operations in 2014.

•	Weighted average diluted shares outstanding for fourth quarter 2014 were 38.4 million, a decrease of 4.2 million shares or 9.9% from fourth quarter 2013, primarily as a result of share repurchases.

Sale of DST Global Solutions Ltd.

•
As previously announced, effective November 30, 2014, DST sold its wholly-owned subsidiary, DST Global Solutions Ltd. (“Global Solutions”) for cash consideration of $95.0 million, subject to customary working capital post-closing adjustments. Global Solutions is a provider of stand-alone software for investment managers. DST’s operating revenues from the Global Solutions businesses sold were approximately $61.4 million for the eleven months ended November 30, 2014. The Company recorded a pretax gain of $100.5 million on the sale during the fourth quarter 2014, which has been treated as a non-GAAP adjustment.

Monetization, Share Repurchase and Dividend Activities

•
DST received $103.6 million of pretax cash proceeds from the monetization of investment assets during fourth quarter 2014, consisting of $93.1 million from sales of marketable securities (including $91.3 million from the sale of 1.2 million shares of State Street Corporation) and $10.5 million from private equity investment distributions.

•
During the fourth quarter 2014, the Company spent $107.9 million to repurchase approximately 1.2 million shares of DST common stock. During January 2015, the Company spent $50.0 million to purchase 525,000 shares which completed the existing share repurchase plan. On January 28, 2015, the Board of Directors of DST authorized a new $250.0 million share repurchase plan.

•
During the fourth quarter 2014, DST paid a dividend of $0.30 per share. Additionally, on January 28, 2015, the Board of Directors of DST declared a quarterly cash dividend of $0.30 per share on its common stock, payable on March 13, 2015, to shareholders of record at close of business on February 27, 2015.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for fourth quarter 2014 increased $6.3 million or 2.4% to $264.3 million as compared to fourth quarter 2013. The increase in operating revenues was primarily driven by net positive fund flows and overall positive market conditions which have contributed to the growth of assets under management within the ALPS proprietary funds and increases in other ALPS distribution and service revenues. Operating revenues also increased due to higher professional services revenue within Retirement Solutions, as well as organic and new client growth within Brokerage Solutions. These increases in operating revenues were partially offset by decreases in software license revenue, Global Solutions revenue, and mutual fund registered shareholder account processing revenue. Software license revenues decreased $3.0 million in fourth quarter 2014 as compared to the same period of the prior year. The Global Solutions business, which was sold as of November 30, 2014, contributed $11.7 million of operating revenues for the two months owned during the fourth quarter 2014, as compared to $19.1 million during the three months ended December 31, 2013, resulting in $7.4 million lower operating revenues in fourth quarter 2014. Mutual fund registered shareowner account processing continues to decline primarily as a result of subaccounting conversions.

Financial Services Segment income from operations decreased $2.9 million or 5.0% during fourth quarter 2014 to $54.8 million as compared to fourth quarter 2013. The decrease was partially due to the sale of Global Solutions which had $0.6 million less operating income as a result of only having two months of operations in the fourth quarter 2014. Global Solutions contributed $3.7 million of income from operations during fourth quarter 2014 as compared to $4.3 million during fourth quarter 2013. Income from operations was also lower due to lower software license sales, increased processing costs to support the incremental processing revenues, as well as increased risk, compliance and security costs. Costs were also higher as a result of new business initiatives as DST expands its ALPS asset gathering, Applied Analytics and Brokerage Solutions service offerings. These incremental costs are partially offset by higher operating revenues as discussed above. Operating margin for fourth quarter 2014 was 20.7% as compared to 22.4% in 2013. Excluding deferred compensation costs (which are offset within other income), the operating margin was 21.1% for fourth quarter 2014 as compared to 23.8% for fourth quarter 2013.

Total mutual fund shareowner accounts decreased by 0.4 million to 97.4 million accounts during fourth quarter 2014. Registered shareowner accounts processed at December 31, 2014 were 68.8 million, a decrease of 0.6 million accounts from September 30, 2014 and a decrease of 2.4 million accounts from December 31, 2013. For the year ended December 31, 2014, 2.5 million registered accounts converted to subaccounts. Consistent with our prior estimates, conversion of registered accounts to subaccounts during 2015 is currently estimated to be four to five million accounts. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a variety of factors that affect the number and timing of registered accounts converted to subaccounts.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) during fourth quarter 2014 increased $11.2 million or 12.4% to $101.8 million as compared to fourth quarter 2013. The improvement in operating revenue is primarily attributable to increased Medicare, Medicaid, discount card and healthcare exchange pharmacy claim processing. Medical claims transaction processing from new and existing business process outsourcing clients also contributed to the increased operating revenues.

Healthcare Services Segment income from operations increased $3.2 million or 16.2% during fourth quarter 2014 to $23.0 million primarily due to higher operating revenues, partially offset by increased staffing costs incurred to service the increased transaction volumes. Operating margin for fourth quarter 2014 was 22.6% as compared to 21.9% in the fourth quarter 2013. Operating margins are generally higher in the fourth quarter, as compared to the full year operating margins of 14.9% in 2014 and 15.7% in 2013.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $163.3 million in fourth quarter 2014, an increase of $1.3 million from fourth quarter 2013. North America operating revenues increased $1.0 million, or 0.9%, to $114.6 million in fourth quarter 2014 primarily due to increased volumes from new clients, partially offset by decreased volumes from existing clients. U.K. operating revenues increased $0.3 million, or 0.6%, to $48.7 million in fourth quarter 2014.

Customer Communications Segment income from operations increased $5.5 million during fourth quarter 2014 to $15.1 million. Operating income in North America increased $2.6 million to $13.4 million and operating income in the U.K. increased $2.9 million to $1.7 million as compared to the same period in 2013. Higher operating revenues and lower equipment and depreciation costs in North America were partially offset by increased costs from higher variable expenses due to the processing for a new client beginning in November 2014 which is expected to be among the largest customers for the Segment once fully converted. The increase in U.K. operating income is the result of higher revenues, reductions in overall operating costs and lower depreciation. Customer Communications Segment operating margin for fourth quarter 2014 was 9.2% as compared to 5.9% in 2013. North America operating margin was 11.7% in fourth quarter 2014 as compared to 9.5% in fourth quarter 2013, while the U.K. operating margin was a positive 3.5% in fourth quarter 2014 as compared to a negative 2.5% in fourth quarter 2013.

Investments and Other Segment

Investments and Other Segment operating revenues for fourth quarter 2014 decreased $0.9 million, or 6.5%, as compared to fourth quarter 2013. Investments and Other Segment income from operations decreased $0.7 million during fourth quarter 2014 to $2.8 million primarily from prior period sales of real estate assets which were occupied by third parties.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
BFDS	$0.6	$2.1	$5.1	$7.1
IFDS	8.8	0.8	19.1	3.4
Other	0.8	1.2	5.5	5.1
	$10.2	$4.1	$29.7	$15.6

Overall equity in earnings of unconsolidated affiliates increased primarily from higher earnings from IFDS, partially offset by lower earnings from BFDS and other investments. BFDS equity in earnings declined from fourth quarter 2013 primarily due to lower shareowner processing revenues, which were partially offset by increased revenues from other ancillary services. Favorable reductions in BFDS operating expenses were largely offset by investments in ancillary product offerings, the timing of commission expenses and severance costs incurred as a result of actions taken during the fourth quarter of 2014.

The increase in IFDS equity in earnings from fourth quarter 2013 is primarily the result of revenues recognized related to the ongoing conversion and processing services for the previously announced new wealth management clients in the U.K. These multi-year implementation efforts for the two new clients are continuing to progress as various phases of each project are completed. Earnings will continue to be impacted by the rate of progress related to the conversions and therefore may not be consistent period to period throughout the implementation and conversion process. IFDS continues to incur significant costs to develop the new wealth management platform for the U.K market and to expand its infrastructure to prepare for the addition of these new clients and associated services offerings.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating revenues	$516.7	$500.1	$2,042.0	$1,960.6
Out-of-pocket reimbursements	189.8	167.2	707.3	698.0

Total revenues	706.5	667.3	2,749.3	2,658.6

Costs and expenses	586.3	544.8	2,309.4	2,202.1
Depreciation and amortization	33.5	42.9	131.0	143.3

Income from operations	86.7	79.6	308.9	313.2

Interest expense	(6.6)	(7.2)	(26.6)	(34.5)
Gain on sale of business	100.5	—	100.5	—
Other income, net	91.2	68.2	373.5	243.2
Equity in earnings of unconsolidated affiliates	10.2	4.1	35.4	23.0

Income before income taxes	282.0	144.7	791.7	544.9
Income taxes	26.9	60.7	198.4	192.3

Net income	$255.1	$84.0	$593.3	$352.6

Weighted average common shares outstanding	37.9	42.1	40.0	43.2
Weighted average diluted shares outstanding	38.4	42.6	40.5	44.1

Basic earnings per share	$6.72	$2.00	$14.82	$8.15
Diluted earnings per share	$6.65	$1.97	$14.66	$8.00

Cash dividends per share of common stock	$0.30	$0.30	$1.20	$1.20

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$251.6	$101.8	$160.9	$2.4	$—	$516.7
Intersegment operating revenues	12.7	—	2.4	10.6	(25.7)	—
Out-of-pocket reimbursements	13.9	1.9	176.3	0.1	(2.4)	189.8
Total revenues	278.2	103.7	339.6	13.1	(28.1)	706.5
Costs and expenses	209.3	75.6	317.9	8.8	(25.3)	586.3
Depreciation and amortization	17.3	5.1	9.7	2.0	(0.6)	33.5
Income from operations	$51.6	$23.0	$12.0	$2.3	$(2.2)	$86.7

Capital expenditures	$24.2	$2.6	$9.4	$0.7	$—	$36.9

	Three Months Ended December 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$246.2	$90.6	$160.1	$3.2	$—	$500.1
Intersegment operating revenues	11.8	—	1.9	10.7	(24.4)	—
Out-of-pocket reimbursements	12.5	2.0	154.5	—	(1.8)	167.2
Total revenues	270.5	92.6	316.5	13.9	(26.2)	667.3
Costs and expenses	195.6	67.7	297.2	7.9	(23.6)	544.8
Depreciation and amortization	17.6	5.1	11.3	9.5	(0.6)	42.9
Income from operations	$57.3	$19.8	$8.0	$(3.5)	$(2.0)	$79.6

Capital expenditures	$27.7	$2.1	$7.0	$1.5	$—	$38.3

	Year Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,004.9	$382.2	$641.3	$13.6	$—	$2,042.0
Intersegment operating revenues	49.3	—	9.2	43.2	(101.7)	—
Out-of-pocket reimbursements	51.5	6.8	659.1	0.2	(10.3)	707.3
Total revenues	1,105.7	389.0	1,309.6	57.0	(112.0)	2,749.3
Costs and expenses	847.5	308.5	1,218.7	35.8	(101.1)	2,309.4
Depreciation and amortization	68.2	19.5	37.6	8.2	(2.5)	131.0
Income from operations	$190.0	$61.0	$53.3	$13.0	$(8.4)	$308.9

Capital expenditures	$74.4	$10.1	$29.5	$1.7	$—	$115.7

	Year Ended December 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$959.7	$333.3	$652.9	$14.7	$—	$1,960.6
Intersegment operating revenues	44.6	—	7.6	42.5	(94.7)	—
Out-of-pocket reimbursements	44.4	6.2	654.7	0.1	(7.4)	698.0
Total revenues	1,048.7	339.5	1,315.2	57.3	(102.1)	2,658.6
Costs and expenses	772.8	270.5	1,220.2	30.0	(91.4)	2,202.1
Depreciation and amortization	65.1	19.3	44.0	17.5	(2.6)	143.3
Income from operations	$210.8	$49.7	$51.0	$9.8	$(8.1)	$313.2

Capital expenditures	$68.3	$10.8	$23.1	$4.7	$—	$106.9

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$151.7	$62.5
Funds held on behalf of clients	315.3	316.3
Client funding receivable	43.4	50.2
Accounts receivable	349.6	343.4
Other assets	71.0	70.0
	931.0	842.4

Investments	656.6	881.3
Unconsolidated affiliates	298.7	288.1
Properties	403.6	445.2
Intangible assets	122.5	137.4
Goodwill	414.7	423.7
Other assets	74.9	72.4
Total assets	$2,902.0	$3,090.5

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$167.3	$283.6
Client funds obligations	358.7	366.5
Accounts payable	101.8	86.7
Accrued compensation and benefits	168.0	154.3
Deferred revenues and gains	53.9	71.6
Income taxes payable	17.6	—
Other liabilities	113.7	110.1
	981.0	1,072.8

Long-term debt	385.6	399.4
Income taxes payable	80.1	124.2
Deferred income taxes	186.4	255.4
Other liabilities	32.5	54.9
Total liabilities	1,665.6	1,906.7

Stockholders’ equity	1,236.4	1,183.8
Total liabilities and stockholders’ equity	$2,902.0	$3,090.5

Common shares outstanding	37.6	41.8

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended December 31,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$516.7	$86.7	$282.0	$255.1	$6.65
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	3.2	3.2	2.1	0.05
Restructuring charges - Customer Communications (1)	—	3.1	3.1	1.9	0.05
Charitable contribution - Investments & Other (2)	—	0.5	0.4	0.2	0.01
Net gain on sale of business (3)	—	—	(100.5)	(107.2)	(2.80)
Net gain on securities and other investments (4)	—	—	(88.7)	(54.9)	(1.43)
Income tax items (5)	—	—	—	(30.8)	(0.80)
Adjusted Non-GAAP results	$516.7	$93.5	$99.5	$66.4	$1.73

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$500.1	$79.6	$144.7	$84.0	$1.97
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	0.4	0.4	0.3	0.01
Restructuring charges - Customer Communications (1)	—	1.6	1.6	1.3	0.03
Net loss on sale of real estate - Investments & Other (6)	—	7.0	7.0	4.3	0.10
Net gain on securities and other investments (4)	—	—	(61.5)	(38.2)	(0.90)
Income tax items (5)	—	—	—	5.3	0.13
Adjusted Non-GAAP results	$500.1	$88.6	$92.2	$57.0	$1.34

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Year Ended December 31,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$2,042.0	$308.9	$791.7	$593.3	$14.66
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	13.0	13.0	8.2	0.20
Restructuring charges - Customer Communications (1)	—	4.2	4.2	2.6	0.06
Advisory and other transaction costs - Financial Services (7)	—	5.6	5.6	3.5	0.09
Loss accrual reversal - Healthcare Services (8)	—	(4.0)	(4.0)	(4.7)	(0.12)
Charitable contribution - Investments & Other (2)	—	0.5	0.4	0.2	0.01
Gain on contract to repurchase common stock (9)	—	—	(18.1)	(18.1)	(0.45)
Net gain on sale of business (3)	—	—	(100.5)	(107.2)	(2.64)
Net gain on securities and other investments (4)	—	—	(343.5)	(212.7)	(5.26)
Net gain from unconsolidated affiliates (10)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (5)	—	—	—	(36.9)	(0.91)
Adjusted Non-GAAP results	$2,042.0	$328.2	$343.1	$224.6	$5.55

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,960.6	$313.2	$544.9	$352.6	$8.00
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	3.9	3.9	2.7	0.06
Restructuring charges - Customer Communications (1)	—	1.6	1.6	1.3	0.03
Contract termination payment - Financial Services (11)	(6.0)	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual - Healthcare Services (8)	—	2.5	2.5	2.5	0.06
Net loss on sale of real estate - Investments & Other (6)	—	3.2	3.2	1.9	0.04
Leased facility exit costs - Customer Communications (1)	—	(2.5)	(2.5)	(2.5)	(0.06)
Net gain on securities and other investments (4)	—	—	(222.8)	(138.1)	(3.14)
Net gain from unconsolidated affiliates (10)	—	—	(7.4)	(4.6)	(0.10)
Income tax items (5)	—	—	—	(11.0)	(0.24)
Adjusted Non-GAAP results	$1,954.6	$315.9	$317.4	$201.1	$4.57

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Restructuring charges are comprised of severance, lease exit and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. During 2012, the Company recorded a liability for the estimated leased facilities abandonment costs associated with properties not used in the U.K. Customer Communications operations. Subsequently in 2013, a lease obligation was extinguished resulting in the reversal of a portion of the remaining liability ($2.5 million). During 2014, the Company recorded a $2.6 million liability for estimated abandonment and other lease exit costs in the U.S. Customer Communications operations.

(2)
The expenses for the Company’s charitable contribution of marketable securities recorded within Costs and expenses was partially offset by a gain on the disposition of the donated securities, which was recorded within Other income.

(3)
DST recorded a gain on the sale of its Global Solutions business in the fourth quarter 2014, net of transaction-related costs. Due to the recognition of U.K. tax basis differences, the application of certain U.K. tax provisions, and the reversal of liabilities previously established for uncertain tax positions, the tax on the gain differs from our expected statutory tax rates.

(4)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5)
Income tax items primarily relate to benefits from the reversal of liabilities previously established for uncertain tax positions, historical domestic manufacturing deductions, research and experimentation credits and other similar items. Additionally, during fourth quarter 2013, the Company recorded income tax expense associated with the repatriation of approximately $62.0 million of international cash. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(6)
Net gains/losses on sale of real estate assets are reflected net of impairments taken on the carrying value of real estate assets. The Company recorded impairment charges of $7.0 million and $7.4 million during the three months and year ended December 31, 2013 related to real estate no longer utilized in the Company’s operations. The impairment charges are included in the Condensed Consolidated Statement of Income within the Depreciation and amortization expense line item. The gain on sale of real estate of $4.2 million during the year ended December 31, 2013 is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(7)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(8)
Contingent loss accruals are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. An estimated loss accrual of $3.5 million was recorded in 2011 for a regulatory inquiry regarding the processing of certain pharmacy claims. In 2013, an incremental loss accrual of $2.5 million was recorded for this matter. This regulatory inquiry was resolved during third quarter 2014 for $2.0 million resulting in the reversal of $4.0 million previously accrued in excess of the settlement amount. Upon resolution of this matter, a tax benefit was recorded in third quarter 2014 as the majority of the settlement payment will be deductible for tax purposes.

(9)
DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

(10)
The net gain from unconsolidated affiliates is included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item. The net gain recorded in 2013 relates to the sale of an unconsolidated affiliate by IFDS ($6.3 million) and BFDS ($1.1 million). During 2014, the net gain from unconsolidated affiliates relates to the sale of DST’s investment in an unconsolidated affiliate ($5.7 million).

(11)	Payments received from customers due to the early-termination of long-term contracts are recorded in the Condensed Consolidated Statement of Income within Operating revenue.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	December 31, 2014	December 31, 2013
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	29.6	30.6
IRA mutual fund accounts	22.3	23.0
Other retirement accounts	8.1	8.3
Section 529 and Educational IRAs	8.8	9.3
Registered accounts - tax-advantaged	39.2	40.6
Total registered accounts	68.8	71.2
Subaccounts	28.6	25.7
Total	97.4	96.9

International mutual fund shareowner accounts processed:
IFDS U.K.	11.3	10.2
IFDS L.P. (Canada)	12.5	11.6

Defined contribution participant accounts	7.2	6.9

ALPS (in billions of U.S. dollars):
Assets Under Management	$15.3	$11.8
Assets Under Administration	$176.9	$147.7

Automatic Work Distributor workstations (in thousands)	212.5	209.7

DST Health Solutions covered lives	24.2	23.5

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Argus pharmacy paid claims	126.9	114.0	486.6	444.0

Customer Communications images produced:
North America	2,359.7	2,179.2	8,713.2	9,448.0
United Kingdom	534.5	474.5	2,125.1	1,999.5
Total	2,894.2	2,653.7	10,838.3	11,447.5

Customer Communications packages mailed:
North America	503.4	519.7	1,888.9	2,206.6
United Kingdom	219.9	178.7	836.7	724.4
Total	723.3	698.4	2,725.6	2,931.0

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Changes in registered accounts:
Beginning balance	69.4	71.7	71.2	75.7
New client conversions	—	0.1	—	0.4
Subaccounting conversions to DST platforms	(0.2)	(0.1)	(0.6)	(1.6)
Subaccounting conversions to non-DST platforms	(0.2)	(0.5)	(1.9)	(3.5)
Conversions to non-DST platforms	(0.3)	—	(1.0)	(0.2)
Organic growth	0.1	—	1.1	0.4
Ending balance	68.8	71.2	68.8	71.2

Changes in subaccounts:
Beginning balance	28.4	24.3	25.7	12.4
New client conversions	—	—	—	5.7
Conversions from non-DST registered platforms	—	0.6	0.7	1.5
Conversions from DST’s registered accounts	0.2	0.1	0.6	1.6
Organic growth	—	0.7	1.6	4.5
Ending balance	28.6	25.7	28.6	25.7

Defined contribution participant accounts:
Beginning balance	6.9	6.7	6.9	6.1
New client conversions	—	—	0.3	1.3
Organic growth (decline)	0.3	0.2	—	(0.5)
Ending balance	7.2	6.9	7.2	6.9

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503